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                                   EXHIBIT 10.55

                                 AMENDMENT NO. 1 TO
                    SENIOR MANAGER SEPARATION BENEFITS AGREEMENT

       This amendment No. 1 ("Amendment") to the Senior Manager Separation Benefits Agreement by and between Sierra Tahoe Bankcorp, predecessor to SierraWest Bank, a California corporation ("Company") and David C. Broadley, and individual ("DCB") and dated as of January 17, 1996 ("Agreement") is made and entered into as of November 09, 1998 by and between Company and DCB.

       WHEREAS, DCB continues to serve as a senior officer and "at-will" employee of Company and reasonably expects to remain a senior officer and employee subject to the policies and conditions of the Company; and

       WHEREAS, the parties deem it in their best interest to amend the Agreement to provide an additional benefit to DCB upon his termination of service with the Company.

       NOW, THEREFORE, in consideration of the promises set forth below and for other good and valuable consideration, the parties agree as follows:

       1. The provisions of Section 3 of the Agreement, under the heading "SEPARATION BENEFITS" shall be renumbered as Section 3(A), the text of which shall otherwise remain the same. At the end of Section 3(A), a new subsection 3(B) shall be inserted, the full text of which is as follows:

"ADDITIONAL BENEFIT. Upon the termination of service of DCB for any reason except for termination for cause, the Company will transfer to DCB the ownership of whatever automobile the Company may be providing to him at the time of termination, whether such automobile is being provided pursuant to the Company's regular car allowance program or otherwise. The Company shall transfer ownership of such automobile to DCB promptly following the termination. The Company will also provide DCB such documents or other records necessary for him to properly record and/or account for such transfer to his ownership."

       2. Except as amended herein, all other provisions of the Agreement remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year written above.

/s/ David C. Broadley
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DAVID C. BROADLEY                                SIERRAWEST BANK

                                                 By: /s/ William T. Fike
                                                     -------------------

                                                 Its: President & CEO
                                                     -------------------

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